AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT


AGREEMENT DATE:                         AUGUST 1, 1997


DV:                                     DUCK VENTURES, INC.
                                        AN ARIZONA CORPORATION
                                        2525 EAST CAMELBACK ROAD, SUITE 1150
                                        PHOENIX, ARIZONA  85016


ADDINK:                                 DONALD L. ADDINK
                                        2833 EAST HILLARY DRIVE
                                        PHOENIX, ARIZONA  85032
                                        SOCIAL SECURITY NO. ###-##-####



                                   RECITALS
                                   --------

     The parties acknowledge that the following recitals are true, correct and a material part of this Amended and Restated Employment Agreement (this "Agreement"):

     1. DV is an Arizona corporation wholly owned by Ugly Duckling Corporation ("UDC").

     2. DV owns companies engaged in sales and financing of used vehicles (the "Vehicle Businesses").

     3. One or more affiliates of UDC ("Affiliates") may engage in other businesses from time to time affiliated with the Vehicle Business (the "Affiliate Businesses").

     4. Addink has professional expertise and experience in financial analysis, financial investments, business operations, insurance and other commercial activities and seeks to use his professional expertise and experience as a full-time employee of DV for the benefit of the Vehicle Businesses and the Affiliate Businesses.

     5. This Agreement amends and restates the Employment Agreement between DV and Addink dated June 1, 1995 (the "Prior Agreement").

     NOW, THEREFORE, in consideration of the covenants, representations and warranties of the parties stated herein, the performances of the parties required hereby and the benefits to be obtained by the parties herefrom, DV and Addink mutually agree and expressly intend to be legally bound as follows:

SECTION  1.    EMPLOYMENT.
-------------------------

     Commencing as of the Agreement Date, DV shall employ Addink on a full-time basis to render the services required by this Agreement (the "Services"). Addink shall render the Services on a full-time basis faithfully, promptly and professionally as a full-time employee of DV. All Services rendered by Addink as a full-time employee of DV shall be rendered for the benefit of DV, the Insurance Business and Vehicle Businesses. Addink represents and warrants unto DV that he has not entered into any agreement that would prohibit or prevent Addink from rendering the Services.

SECTION  2.    OBLIGATIONS  OF  ADDINK.
--------------------------------------

     2.1       SERVICES.  The Services rendered by Addink shall be rendered to
               --------
the best of Addink's ability, utilizing all of his experience, knowledge, talents and ingenuity. All Services shall be rendered in compliance with all applicable laws, the highest standards of ethics and the instructions of the board of directors of DV or UDC and or officers of DV or UDC (collectively, the "Board"). The Services to be rendered by Addink include, but may not be limited to, the following:

     2.1.1          OFFICES.  Addink  shall serve as the Vice President-Senior
                    -------
Analyst of UDC and shall serve as an officer of the Affiliates from time to time as requested by the Board.

     2.1.2      VEHICLE BUSINESSES. Addink shall perform and provide financial
                ------------------
analysis, investment and operations advice and other assistance to the Vehicle Businesses. Addink shall advise the Board on actions that can be taken to improve the profitability of the Vehicle Businesses. Addink shall execute and perform all directives and orders of the Board regarding the Vehicle Businesses.

     2.1.3          AFFILIATE  BUSINESSES.  Addink  shall  perform and provide
                    ---------------------
financial analysis, investment and operations advice and other assistance to the Affiliate Businesses. Addink shall advise the Board and or the owners of the Affiliates, on actions that can be taken to improve the profitability of the Affiliate Businesses.

     2.1.4     OTHER.  Addink shall perform and provide all other services and
               -----
duties customarily performed and provided by an executive of a commercial enterprise and all other services and duties required by the Board.

     2.2       RESTRICTIONS.  Addink acknowledges that as an executive officer
               ------------
of the Insurance Business he shall have the authority to act on behalf of DV and to thereby incur obligations, debts and liabilities on behalf of DV. Notwithstanding such authority, Addink shall not execute any contract, incur any debt or incur any other liability on behalf of DV unless the same is either in the ordinary course of the Insurance Business or is first authorized by the Board. Addink shall not make any misrepresentations to any person or entity regarding DV, UDC, the Insurance Business, the Vehicle Businesses or Addink's authority. Addink acknowledges that the Board may from time to time establish budgets, policies and other regulations regarding the Insurance Business and Vehicle Businesses. Addink shall at all times perform the Services in compliance with such budgets, policies and regulations established by the Board.

SECTION  3.    DV  OBLIGATIONS.
-------------------------------

     DV shall provide the following to Addink for use and utilization by Addink in connection with, in support of, and for the benefit of, the Services of Addink.

     3.1      OFFICE.  DV shall maintain an office in the Phoenix metropolitan
              ------
area and all equipment, supplies, furniture and fixtures as may be reasonably required by Addink to perform the Services (the "Office").

     3.2       PERSONNEL.  DV  shall employ or retain such personnel as may be
               ---------
reasonably required by Addink to perform the Services and shall be responsible for the compensation thereof (the "Personnel").

     3.3     INSURANCE.  DV shall maintain such general liability and casualty
             ---------
insurance as may be reasonably required by and available to the Insurance Business and Vehicle Businesses. DV shall also maintain insurance coverage for the errors and omissions of the directors and officers of DV or any of its affiliates. DV shall indemnify Addink for liabilities incurred by Addink as an officer or employee in accordance with the Articles and Bylaws of DV.

     3.4         OTHER.  DV shall provide other items and services that may be
                 -----
requested by Addink and that are reasonably required by Addink to perform the Services.

SECTION  4.    COMPENSATION.
---------------------------

     During the term of this Agreement and not thereafter, DV shall compensate Addink for the Services rendered by Addink pursuant to this Agreement by paying and providing to Addink the following:

     4.1         SALARY.  Addink shall receive an annual salary of One Hundred
                 ------
Sixty Five Thousand Dollars ($165,000.00) (the "Salary"). The Salary shall be payable in arrears in regularly scheduled installments commencing on the first regular payday after the Agreement Date. The Salary shall be payable only as it is earned and upon termination or expiration of this Agreement no Salary shall be payable thereafter.

     4.2     BONUS.  On the Agreement Date Addink shall receive a bonus of Ten
             -----
Thousand  Dollars  ($10,000.00)  (the  "Bonus").

     4.3        INSURANCE BENEFITS.  On the Commencement Date, Addink shall be
                ------------------
insured by and included in the group medical insurance policy maintained by DV for its full time employees (the "Insurance Benefits"). All Insurance Benefits shall be provided under the terms and conditions stated in the policies therefor and all deductibles, co-payments and other charges payable by employees insured thereunder shall be paid by Addink without reimbursement by DV.

     4.4         VACATION DAYS.  Addink may be absent from the Offices and not
                 -------------
perform Services for fifteen (15) business days during 1997 and each calendar year thereafter, whether said absence is for vacation, personal business or any other purposes ("Vacation Days"). Vacation Days not taken in one calendar year shall not accumulate and shall not be taken in a subsequent calendar year and no compensation shall be payable to Addink at any time for Vacation Days not taken.

     4.5     EXPENSES.  DV shall reimburse Addink for reasonable and necessary
             --------
expenses incurred by Addink in performing the Services, including payment of professional organization membership dues and the cost of the attending meetings of such organizations as required to maintain Addink's continuing education requirements, knowledge and expertise in the insurance industry. All such expenses shall be reimbursed in accordance with DV's expense reimbursement policies.

     4.6     WITHHOLDINGS.  All installments of the Salary and all other funds
             ------------
paid to Addink pursuant to this Section 4, shall have withheld therefrom all federal and state income taxes and all other amounts that DV is required by law to withhold.

     4.7       UDC OPTIONS. Addink was granted and Addink now holds options to
               -----------
acquire 100,000 shares of common stock of UDC (the "UDC Options") pursuant to UDC's long term incentive stock option plan (the "Plan"). The UDC Options were granted on the following dates, in the following amounts and for the following exercise prices:

                June, 1995 . .  58,000 shares  $ 1.72/share
                June, 1996 . .  25,000 shares  $ 6.75/share
                December, 1996  17,000 shares  $17.69/share

As an additional benefit to Addink pursuant to this Agreement, the terms of the award to Addink of the UDC Options are hereby amended to provide that the UDC Options shall be fully vested on the following dates:

                 June, 1995 UDC Options vest on Agreement Date
                 June, 1996 UDC Options vest on January 15, 1998
                 December, 1996 UDC Options vest on Agreement Date

The foregoing shall not effect any other options to acquire any securities of UDC now held by Addink or hereafter acquired by Addink. Neither DV nor UDC nor any of their respective shareholders, directors, officers or employees make any representation or warranty of any kind regarding the value of the UDC Options or the value of the common stock of UDC that may be acquired by exercise of the UDC Options.

SECTION  5.    TERM  AND  TERMINATION.
-------------------------------------

     5.1     TERM.  This Agreement shall commence as of the Agreement Date and
             ----
shall expire on May 31, 2000 (the "Expiration Date"), unless terminated prior thereto. Neither party has any obligation to extend this Agreement upon its expiration. If a party does not intend to extend this Agreement beyond the Expiration Date, then said party shall notify the other of its intention not to extend by delivery of written notice thereof thirty (30) or more days prior to the Expiration Date. If neither party gives written notice of its intention not to extend this Agreement, then this Agreement shall automatically be extended and continued on a month-to-month basis and may be terminated by either party at any time effective thirty (30) days after delivery of written notice of termination.

     5.2        TERMINATION BY ADDINK.  Addink may terminate this Agreement at
                ---------------------
any time, with or without cause, by delivery of written notice of termination to DV thirty (30) or more days prior to the effective date of the termination. DV shall continue to pay the Salary and provide Insurance Benefits during said thirty (30) day period but may suspend Addink from his position at any time during said thirty (30) day period. If Addink terminates this Agreement all of Addink's rights under this Agreement shall terminate except for the right to receive the Salary and Insurance Benefits during said thirty (30) day period and Addink shall not receive nor be entitled to receive any additional or other benefits after Addink's delivery of written notice of termination.

     5.3       TERMINATION BY DV.  DV may terminate this Agreement as follows:
               -----------------

     5.3.1         TERMINATION WITHOUT CAUSE.  DV may terminate this Agreement
                   -------------------------
immediately or at any time, and without cause, by delivery of written notice to Addink on, or at any time prior to, the effective date of the termination. If DV terminates this Agreement without cause, then DV shall continue to pay the Salary to Addink for twelve (12) months after the termination of this Agreement, but not beyond the Expiration Date. The continuation of the Salary for a limited time after termination of this Agreement pursuant to this
Section 5.3.1 shall constitute a severance or termination fee (the "Termination Fee") and shall be the exclusive remedy of Addink for the termination of the Agreement by DV without cause. In the event of termination of this Agreement pursuant to this Section 5.3.1, Addink shall not receive nor be entitled to any additional benefits from and after the effective date of termination of this Agreement. No Termination Fee shall be payable to Addink in the event of the expiration or termination of this Agreement pursuant to
Section  5.1,  the termination of this Agreement by Addink pursuant to Section
5.2 or in the event of termination of this Agreement by DV pursuant to Section
5.3.2  or  5.3.3.

     5.3.2     TERMINATION WITH CAUSE.  Notwithstanding any other provision of
               ----------------------
this Agreement, if any of the following events or actions occur, DV may immediately terminate this Agreement by delivery of written notice of termination to Addink and no Termination Fee shall be payable in the event of termination pursuant to this Section 5.3.2:

     5.3.2.1 Addink commits any fraud, embezzlement or other act of dishonesty, commits any criminal act, makes any material misrepresentation regarding DV, UDC, the Vehicle Businesses or the Affiliate Businesses.

     5.3.2.2 Addink knowingly violates any laws, rules or regulations applicable to the Vehicle Businesses or Affiliate Businesses.

     5.3.2.3 Addink engages in any conduct or action that materially and personally harms or threatens to materially and personally harm any employee or customer of DV, UDC or their affiliates, the Vehicle Businesses, the Affiliate Businesses or any person with whom DV, UDC or their affiliates, the Vehicle Businesses or the Affiliate Businesses is involved with.

     5.3.2.4 Addink breaches any of the covenants made in Section 6 hereof and DV, UDC, the Vehicle Businesses or the Affiliate Businesses are materially harmed or damaged as a result of Addink's breach.

     5.3.2.5    The  death  of  Addink.

     5.3.3        DISABILITY. If Addink is unable to perform the Services on a
                  ----------
full-time basis for sixty (60) days, whether due to illness, injury or any other physical or mental condition, then Addink shall be deemed disabled. In such event, DV may then reduce the Salary to Five Thousand Dollars ($5,000.00) per month until Addink is able to perform the Services on a full-time basis in the same manner as prior to being disabled. If Addink remains disabled for sixty (60) days such that Addink has not fully performed the Services on a full-time basis for a total of one hundred twenty (120) days, then DV may at any time terminate this Agreement and no Termination Fee shall be payable in the event of termination pursuant to this Section 5.3.3. This Section 5.3.3 is not intended to effect any disability benefits that Addink may be entitled to under any governmental or private disability benefits program but DV does not make any representations or warranties regarding the effect of this
Section  5.3.3  on  any  governmental  or private disability benefits program.

     5.4     EFFECT OF TERMINATION.  If this Agreement is terminated, DV shall
             ---------------------
have no obligation to Addink except for the payment of Salary and Insurance Benefits earned prior to the effective date of the termination and payment of the Termination Fee, if a Termination Fee is payable in connection with the termination. If this Agreement is terminated, Addink shall not be entitled to any additional Salary, Insurance Benefits, Vacation Days or other amounts or benefits other than those earned and received by Addink prior to the effective date of the termination, and the Termination Fee if a Termination Fee is payable in connection with the termination. Notwithstanding any other provision of this Agreement, upon termination of this Agreement by Addink pursuant to Section 5.2 or by DV pursuant to Sections 5.3.1 or 5.3.3, and upon the death of Addink, any UDC Options not then fully vested shall automatically be fully vested and may be exercised by Addink or his heirs at any time within fifteen (15) months following the termination or death.

SECTION  6.    CONFIDENTIALITY,  BUSINESS  PROPERTY  AND  NON-COMPETITION.
-------------------------------------------------------------------------

     6.1        CONFIDENTIALITY.  Addink acknowledges that certain information
                ---------------
regarding DV, UDC and their affiliates, the Vehicle Businesses and Affiliate Businesses may be business secrets and that the confidentiality thereof is a valuable right of DV. At all times during and after the term of this Agreement, Addink shall use his best efforts to maintain the confidentiality of such information. At all times during and after the term of this Agreement

Addink shall not knowingly or intentionally disclose such information to persons not authorized to receive such information without the prior written consent of the Board, unless the disclosure is either required by law or is made in the ordinary course of business.

     6.2         BUSINESS PROPERTY.  Addink acknowledges that all tangible and
                 -----------------
intangible property of DV, UDC and their affiliates and the Vehicle Businesses, including, but not limited to, records, files, data, contracts and information regarding employees and customers belong exclusively to DV and Addink shall not own nor acquire any interest therein. Upon expiration or termination of this Agreement, all such property in the possession of Addink shall be immediately surrendered and returned to the Office.

     6.3          NON-COMPETITION.
                  ---------------

     6.3.1         DURING AGREEMENT.  During the term of this Agreement Addink
                   ----------------
shall not render any services to any person or entity in any business that competes with DV, UDC or their affiliates, the Vehicle Businesses or the Affiliate Businesses without the prior written consent of the Board. During the term of this Agreement Addink shall not engage in any activity that conflicts or interferes with, impedes or hampers Addink's performance of the Services required by this Agreement on a full-time basis or that is prejudicial or harmful to DV, UDC or their affiliates, the Vehicle Businesses or the Affiliate Businesses.

     6.3.2      AFTER AGREEMENT.  For thirty (30) days after the expiration or
                ----------------
termination of this Agreement, Addink shall not, directly or indirectly, be employed by, provide any services to, or hold any interest in, any business that competes with the Vehicle Businesses or Affiliate Businesses. For twelve
(12) months after the expiration or termination of this Agreement, Addink shall not communicate with the owners, operators, employees or customers of DV, UDC or their affiliates, the Vehicle Businesses or the Affiliate Businesses for the purpose of inducing such persons to terminate or not renew their relations with DV, UDC or their affiliates, the Vehicle Businesses or the Affiliate Businesses. Addink acknowledges that the covenants of Addink stated in this Section 6.3.2 are fair, reasonable and appropriate.

     6.4     ENFORCEMENT.  Addink acknowledges that DV will incur substantial,
             -----------
irreparable, immediate and continuing harm if any of the covenants of Addink stated in this Section 6 are violated and that monetary awards will not be adequate remedies for the violations. Therefore, Addink acknowledges and agrees that equitable remedies may be sought and obtained by DV including, but not limited to, temporary and permanent restraining orders and injunctions.


SECTION  7.  GENERAL  PROVISIONS.
--------------------------------

     7.1        NOTICES.  All notices and communications hereunder shall be in
                -------
writing and shall be given by personal delivery or mailed first class, registered or certified mail, postage prepaid, and shall be deemed received upon the earlier of actual delivery or three (3) business days after deposit in the United States Mail. Notices to the parties shall be delivered or mailed to the addresses set forth in this Agreement.
     7.2     TIME.  Time is of the essence of this Agreement.  However, if any
             ----
action is required to be taken on a Saturday, Sunday or legal holiday, the action shall be deemed timely taken if it is taken on the next regular business day.

     7.3          LAW.    This Agreement shall be governed by and construed in
                  ---
accordance with the laws of the State of Arizona. Any action brought in connection with this Agreement shall be brought and prosecuted in a federal or state court of competent jurisdiction in Arizona.

     7.4          LIABILITY  OF AFFILIATES.  The parties acknowledge that this
                  ------------------------
Agreement is made exclusively between DV and Addink and that neither the shareholders, directors, officers, employees or agents of DV, UDC or their affiliates, shall have any liability under this Agreement of any kind at any time.

     7.5       NEGOTIATIONS AND INTEGRATION.  The terms and provisions of this
               ----------------------------
Agreement represent the results of extensive negotiations between the parties. Each party has obtained, or had the opportunity to obtain, the advice of independent legal counsel. The terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings. All understandings and agreements between the parties are merged in this Agreement which alone fully and completely expresses their agreement. This Agreement is entered into after full investigation, neither party relying upon any statements or representations made by the other not embodied in this Agreement. This Agreement supersedes all prior employment between DV and Addink and all personnel policies of DV.

     7.6     ASSIGNMENT AND MODIFICATION.  This Agreement may not be assigned,
             ---------------------------
delegated or subcontracted at any time. DV shall not merge, liquidate or distribute substantially all of its assets without the prior written consent of Addink, which consent will not be unreasonably withheld. This Agreement may not be changed orally, but only by an agreement in writing, signed by the parties. The parties shall execute all amendments and restatements of this Agreement recommended by counsel to DV, provided such amendments and restatements do not substantially modify nor adversely affect any of the material provisions of this Agreement.

     7.7     SEVERANCE.  If any provision of this Agreement or the application
             ---------
of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held invalid, shall not be effected thereby.

     7.8     SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon the
             ----------------------
parties hereto, their successors and assigns. However, nothing herein shall be deemed to permit assignment except in strict accordance with the provisions of this Agreement.

     7.9         COUNTERPARTS. This Agreement may be executed in counterparts,
                 ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.
     IN WITNESS WHEREOF, the parties hereby acknowledge their receipt, review, understanding and acceptance of every provision of this Agreement as of the dates stated below, effective as of the Agreement Date.

DV:                                             Duck Ventures, Inc.,
an  Arizona  corporation

                              By:          /s/  Ernest  C.  Garcia  II
                              Name:             Ernest  C.  Garcia  II
                              Its:              President
                              Date:             August  1,  1997

UDC:                                            In approval of Section 4.6,
Ugly  Duckling  Corporation,
a  Delaware  corporation

                              By:          /s/  Ernest  C.  Garcia  II
                              Name:             Ernest  C.  Garcia  II
                              Its:              CEO
                              Date:             August  1,  1997


Addink:                                    /s/  Donald L. Addink
                                                Donald  L.  Addink
                              Date:             August  1,  1997
































DV.PM:ADDINK.DOC